Ex. (m)(10)
Prudential Investments LLC
Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102

October 1, 2009

The Board of Directors
The Prudential Investment Portfolios, Inc.
Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102

Re:           Cap on Fund Expenses:  JennisonDryden Asset Allocation Funds
______________________________________________________

To the Board of Directors:

Effective October 1, 2009, Prudential Investments LLC (“PI”), as the Investment Manager to The Prudential Investment Portfolios, Inc., has contractually agreed to reimburse expenses and/or waive fees for each of the JennisonDryden Asset Allocation Funds1 through January 31, 2011, so that the respective Fund’s operating expenses, exclusive of taxes, interest, brokerage commissions, distribution fees and non-routine expenses, do not exceed 0.50%.

Prudential Investments LLC

By:       /s/ Scott Benjamin
Scott Benjamin
Executive Vice President

1 JennisonDryden Conservative Allocation Fund
  JennisonDryden Moderate Allocation Fund
  JennisonDryden Growth Allocation Fund